© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 4Q23 Earnings Presentation January 19, 2024 Refer to earnings release dated January 19, 2024 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) effects of the global COVID-19 pandemic; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 4Q23 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported1 Adjusted1 EPS $0.72 $0.99 ROA 0.98% 1.33% ROE 12.9% 17.9% ROTCE 19.8% 16.8% NIM 2.85% 2.85% Efficiency ratio 67.2% 55.3% PPNR $712MM $978MM CET12 10.29% excl. AOCI For end note descriptions, see end note summary starting on page 42 4Q23 highlights 3 • Accreted 49 bps of CET1 capital • Strong deposit outcomes; average total deposits increased 5% YoY • Continued to improve strong liquidity position; maintained full Category 1 LCR compliance during the quarter • NCO ratio declined 9 bps compared to 3Q23 • Tangible book value per share (including AOCI) increased 28% • Controlled expenses; 55% adjusted efficiency ratio • Generated consumer household growth of 3% compared to 4Q22 and continued to add new quality commercial relationships • FDIC special assessment of $224 million before taxes

© Fifth Third Bancorp | All Rights Reserved Excess cash growth $1,582 $1,445 $1,423 3.35% 2.98% 2.85% 4Q22 3Q23 4Q23 NII $ in millions; NIM change in bps 3Q23 to 4Q23 Reported NII & NIM walk T o ta l n et i n te re st i n co m e; $ m il li o n s NII NIM For end note descriptions, see end note summary starting on page 42 NII $1,4453Q23 2.98% NIM $1,423 2.85%4Q23 Deposit/wholesale funding balances / mix Loan balances / mix 6 1 2 5 (34) (7)Net market rate impact Securities portfolio 1 - Net interest income1 13 4 Other, net - (13)

Noninterest income



Total noninterest income; $ millions
$735
$777
$715
$732
$744
$751
4Q22
3Q23
4Q23
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	4Q22	3Q23	4Q23
Net loss attributable to legacy venture equity investments	$1	$1	—
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), primarily offset in expenses	(2)	6	(13)
Other losses/(gains), net	(1)	—	(2)
Securities losses/(gains), net	($2)	$7	($15)

4Q23 vs. 3Q23

- Adjusted noninterest income[1] up $19 million, or 3%
- Primary drivers:
  - Commercial banking revenue (up 6%) driven by higher institutional brokerage revenue, business lending fees, and corporate bond fees
  - Mortgage banking net revenue (up 16%) reflecting a decrease in MSR decay and an increase in MSR net valuation adjustments
  - Partially offset by leasing business revenue (down 21%) driven by lower lease remarketing revenue

4Q23 vs. 4Q22

- Adjusted noninterest income[1] down $26 million, or 3%
- Primary drivers:
  - Other noninterest income (down 34%) driven by lower tax receivable agreement revenue and private equity income
  - Leasing revenue (down 21%) reflecting lower operating lease revenue and lease remarketing revenue
  - Partially offset by wealth and asset management revenue (up 6%) driven by higher brokerage fees and personal asset management revenue

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

5

Noninterest expense


$1,218
$1,218
$1,188
$1,188
$1,455
$1,211
Total noninterest expense; $ millions
4Q22
3Q23
4Q23
Noninterest expense
Adjusted noninterest expense[1]

($ in millions)	4Q22	3Q23	4Q23
Non-qualified deferred compensation expense/ (benefit), primarily offset in securities gains/losses	$6	($5)	$17

4Q23 vs. 3Q23

- Adjusted noninterest expense[1] up $23 million, or 2%
- Primary drivers:
  - Compensation and benefits (up 4%) driven by the impact of NQDC mark-to-market
  - Other noninterest expense (up 2%)
  - Partially offset by marketing expense (down 14%)

4Q23 vs. 4Q22

- Adjusted noninterest expense[1] down $7 million, or 1%
- Primary drivers:
  - Leasing business expense (down 25%)
  - Marketing expense (down 3%)
  - Partially offset by technology and communications (up 5%) primarily related to continued modernization investments

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

6

© Fifth Third Bancorp | All Rights Reserved QoQ YoY (1%) — (3%) (3%) $121.5 $120.1 $117.2 $76.4 $75.1 $72.7 $45.1 $45.0 $44.5 4Q22 3Q23 4Q23 $0.9 $0.5 $0.3 $1.0 $0.6 $0.4 4Q22 3Q23 4Q23 QoQ YoY (37%) (64%) (46%) (40%) QoQ YoY (1%) (1%) (3%) (5%) Interest earning assets Commercial Average securities1 and short-term investmentsAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Consumer Period-end loan & lease balances Period-end HFS loan & lease balances Commercial Consumer $ in billions For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding % change % change % change % change $ in billions; loan & lease balances excluding HFS $ in billions 7 $0.1 $0.0$0.1 QoQ YoY +66% +242% +1% (2%) $121.4 $121.6 $118.9 $76.8 $76.4 $74.2 $44.5 $45.3 $44.6 5.10% 6.18% 6.30% Commercial Consumer Total Loan Yield 4Q22 3Q23 4Q23 $64.8 $70.0 $78.9 $58.5 $57.0 $57.4 $6.3 $13.0 $21.5 3.00% 3.10% 3.13% Securities Short-term investments Taxable securities yield 4Q22 3Q23 4Q23

© Fifth Third Bancorp | All Rights Reserved $160.5 $161.4 $163.7 $163.7 $167.7 $168.9 4Q22 3Q23 4Q23 $161.1 $165.6 $169.4 $157.5 $159.7 $163.8 1.12% 2.76% 3.00% 4Q22 3Q23 4Q23 $23.4 $24.3 $26.1 3.83% 5.24% 5.39% 4Q22 3Q23 4Q23 $22.0 $27.4 $24.6 4Q22 3Q23 4Q23 Deposits and wholesale funding Average wholesale funding balancesAverage deposit balances Core depositsCDs > $250K Total interest bearing deposit costs $ in billions Total wholesale funding Wholesale funding cost Period-end deposit balances Period-end wholesale funding balances $ in billions Note: totals shown above may not foot due to rounding % change % change % change % change $ in billions $ in billions 8Total wholesale funding QoQ YoY (2%) +1% +2% (12%) QoQ YoY +8% +11% QoQ YoY (10%) +12% $5.7$5.9$3.6 $5.2$6.2$3.2 Core depositsCDs > $250K QoQ YoY (17%) +61% +1% +2% QoQ YoY (5%) +59% +3% +4%

High-quality deposit franchise

8 point outperformance vs. large commercial banks

Average total deposits indexed to 100; H8, non-seasonally adjusted total deposits



+5%
(1%)
(3%)
4Q22
1Q23
2Q23
3Q23
4Q23
FITB
Peer median
H8

Fifth Third continues to outpace the industry in deposit share growth[2]

Deposit share rankings

#2 Midwest
unchanged YoY

#6 Southeast
improved 2 spots YoY

- Gained or maintained market share rank in all 40 of our largest MSAs
- Approaching target locational share in 8 key SE MSAs of focus

Significant locational share improvement since 2018 in key SE MSAs

	2018	2023
Naples, FL	#2	#1
Fort Myers, FL	#4	#2
Nashville, TN	#6	#3
Charlotte, NC	#5	#4
Raleigh-Durham, NC	#15	#7

Commercial and consumer deposit franchise highlights

Consumer franchise

- 87% FDIC insured[1]
- Debit transactions up 3% YoY
- >80% of balances from clients with 5+ year tenure
- Average age of household: 13 years
- 1.3 million Momentum Households (~55% of total)

Commercial franchise

- 23% FDIC insured[1]
- 95% of balances represented by relationships that utilized Treasury Management services (including 85% of uninsured)
- Balanced-weighted relationship age of ~24 years
- Median relationship deposit balance of ~$369K

Continued investment in the southeast[3]

Branch network mix



3Q18[4]
~20%
~80%
4Q23
31%
69%
2028E
~45%
~55%
Midwest
Southeast

9

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $68 $78 $90 $124 $96 4Q22 1Q23 2Q23 3Q23 4Q23 For end note descriptions, see end note summary starting on page 42 Credit quality overview 10 Key metrics 4Q22 1Q23 2Q23 3Q23 4Q23 NPL ratio 0.42% 0.48% 0.52% 0.47% 0.55% NPA ratio1 0.44% 0.51% 0.54% 0.51% 0.59% 30-89 days past due as a % of portfolio loans and leases 0.30% 0.26% 0.28% 0.26% 0.31% NCO ratio 0.22% 0.26% 0.29% 0.41% 0.32% ACL ratio as a % of portfolio loans and leases 1.98% 1.99% 2.08% 2.11% 2.12% Nonperforming loans (NPLs) $515 $593 $629 $570 $649 4Q22 1Q23 2Q23 3Q23 4Q23 Portfolio loans & leases 30-89 days past due $364 $317 $339 $316 $359 4Q22 1Q23 2Q23 3Q23 4Q23 Expect 1Q24 NCO ratio of 35 - 40 bps2 (23%)

© Fifth Third Bancorp | All Rights Reserved Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments1 Allowance for credit losses Allocation of allowance by product $ in millions 4Q23 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding Change in rate Compared to: 3Q23 4Q22 Allowance for credit losses 11 2,322 166 $2,488 1.98% 2.12% 0.03% 0.01% 0.17% 0.14% $767 284 66 13 145 102 447 271 227 1,192 $1,130 1.44% 2.52% 1.17% 0.50% 0.85% 2.60% 6.66% 1.81% 12.17% 2.68% 1.55% (0.04%) 0.04% (0.03%) (0.11%) (0.05%) (0.20%) 0.24% 0.25% (0.43%) 0.12% (0.03%) 0.08% 0.29% (0.49%) (0.05%) (0.54%) (0.69%) 1.70% 0.68% (1.38%) 0.31% 0.07% • Drivers of $41MM decrease in ACL: ‒ Primarily due to a decline in loan balances reflecting balance sheet optimization efforts

© Fifth Third Bancorp | All Rights Reserved $(4.4) $(2.4) 03/31/23 12/31/2024E 9.80% ~41 bps ~31 bps (~15 bps) (~11 bps) ~3 bps 10.29% 3Q23 Net income to common RWA Common dividends FDIC special assessment Other 4Q23 12 Strong liquidity and capital position Liquidity position $ in billions Fed Reserves Unpledged Investment Securities Available FHLB Borrowing Capacity Current Fed Discount Window Availability Total ~$22 ~$26 ~$12 ~$39 ~$108 9/30/23 Available BTFP Capacity ~$9 Capital position Common equity tier 1 ratio1 ~$18 ~$25 ~$10 ~$40 ~$103 ~$9 Liquidity Sources 12/31/23 For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding excludes the impact of FDIC special assessment • Maintained full Category 1 LCR compliance during the quarter • Loan-to-core deposit ratio of 72% • For several years, we have performed: ◦ Daily LCR calculations ◦ Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements ◦ Monthly 2052a complex liquidity monitoring reporting

© Fifth Third Bancorp | All Rights Reserved ($4.1) ($3.6) ($3.1) ($2.5) ($2.1) ($1.7) $0.5 $1.1 $1.6 $2.0 $2.4 12/31/23 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E ($4.1) ($3.3) ($2.8) ($2.3) ($1.8) ($1.4) $0.8 $1.3 $1.8 $2.3 $2.7 12/31/23 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E Securities portfolio AOCI accretion 13 Projected AOCI accretion1 $ in billions; 12/31 securities portfolio unrealized loss, after-tax For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding ~66% capital accretion ~32% capital accretion Assuming implied forward curve2 Assuming static rates ~59% capital accretion ~26% capital accretion Transferred 23% of AFS securities portfolio to HTM on January 3, 2024 to mitigate AOCI volatility Securities selected for HTM meet Reg YY eligibility and inclusion requirements

© Fifth Third Bancorp | All Rights Reserved expect $100 – $150MM build Noninterest expense1 up ~1% (FY23 baseline: $4.937BN) Net charge-off ratio 35 – 45 bps Effective tax rate 22 - 23% For end note descriptions, see end note summary starting on page 42 As of January 19, 2024; please see cautionary statements on page 2 Total revenue1 down 1 – 2% (FY23 baseline: $8.826BN; Includes securities g/l) (including HFS) Avg. loans & leases down ~2% Current expectations FY 2024 compared to FY 2023 14 assumes 12/31/24 Fed funds rate of 4.00% Allowance for credit losses due to loan growth (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 4Q23 Net interest income1 Noninterest income1 up 1 – 2% down 2 – 4% (FY23 baseline: $5.852BN) (FY23 baseline: $2.956BN)

© Fifth Third Bancorp | All Rights Reserved expect $0 – $25MM build Noninterest expense1 up ~8% (4Q23 baseline: $1.211BN) Net charge-off ratio 35 – 40 bps Effective tax rate 22 - 23% For end note descriptions, see end note summary starting on page 42 As of January 19, 2024; please see cautionary statements on page 2 Total revenue1 down 4 – 5% (4Q23 baseline: $2.189BN; Includes securities g/l) (including HFS) Avg. loans & leases down ~1% Current expectations 1Q24 compared to 4Q23 15 Allowance for credit losses due to loan mix (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 4Q23 Net interest income1 Noninterest income1 down 6 – 7% down 2 – 3% (4Q23 baseline: $1.423BN) (4Q23 baseline: $751MM) down 3 - 4% excluding TRA impact flat excluding ~$100MM in seasonal 1Q24 expenses down 3 - 4% excluding TRA impact assumes 3/31/24 Fed funds rate of 5.25%

© Fifth Third Bancorp | All Rights Reserved Appendix 16

© Fifth Third Bancorp | All Rights Reserved 17 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change	Promoting inclusion and diversity	Keeping the customer at the center	Demonstrating our commitment to employees	Strengthening our communities
>$36BN in sustainable financing towards $100BN goal[1]	$3.7BN in lending, investments, financial accessibility and philanthropy towards $2.8BN AREEI initiative[1,2]	12MM customer outreach calls, continuing our heightened connection to the customer	$20/hour minimum wage with over 40% of workforce receiving mid-year compensation increase	>$193MM in lending, investments, and philanthropy towards Empowering Black Futures Neighborhood Investment Program[3]
50% reduction in Scope 1 and 2 GHG emissions since 2014	44% board diversity[4]	3% YoY consumer household growth	Up to 7% 401(k) employer contribution with 80% participation	$1.4BN provided in community development lending and investment in 2022
100% renewable energy purchased since 2019	57% women; 29% persons of color in workforce[1]	Low reliance on punitive consumer fees, with $13MM in NSF fees eliminated and $39MM in overdraft fees avoided with Extra Time®	~779K hours of training (40 hours average / FTE)[1]	~$39MM in charitable donations to support communities
Achieved carbon neutrality in our operations since 2020[5]	>99% pay equity for women and minorities	$27BN deposited up to 2 days early with Early Pay®	Decrease in overall turnover from 17.9% in 3Q23 to 16.9% in 4Q23	~109K hours of community service[8]
$500MM inaugural Green Bond issued in October 2021[6]	$89MM Tier 1 diverse supplier spend, 9.7% of net addressable spend[7]	$26MM in consumer cash back rewards with 5/3 Cash Back cards	Flexible PTO policy including volunteer paid time away for full-time (8 hours) and part-time (4 hours) employees	"Outstanding" rating on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency
	>1K members in employee Sustainability Business Resource Group as of August 2023			

Fifth Third is committed to supporting customers, communities and employees

18
© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 42

A recognized leader in sustainability among peers

Actions Demonstrating Leadership

Published 2022 Sustainability report
Available on ir.53.com

Announced 10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

Aligned executive compensation to sustainability priorities
Sustainability & Stewardship Assessment modifier in 2023 Variable Compensation Plan

Established sustainability office
Leading comprehensive environmental, social and governance strategy, which includes the Bank's climate strategy and sustainable finance initiatives

Acquisition of Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$500,000 donated for hurricane relief in Florida
Through Fifth Third Foundation in addition to other assistance programs

$20 minimum wage per hour
Effective July 2022, increase from $18 per hour since 2019

Expanded operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

"OUTSTANDING" — Received highest overall rating possible on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency, including each of the three tests: Lending, Investment, Service.

2023 World's Most Ethical Companies® — Ethisphere — 4-Time Honoree

FTSE4Good

Bloomberg Gender-Equality Index 2022

America's Most Responsible Companies 2022 — Newsweek — statista

Best Employers for Diversity — Forbes 2023 — Powered by Statista

JUST — America's Most JUST Companies — CNBC 2023 — JUST Business is Better Business — Proud to be one of America's Most JUST Companies

Fortune — America's Most Innovative Companies 2023 — statista

Top Workplace in Financial Services
Recognized by Energage in 2022

HUMAN RIGHTS CAMPAIGN
Perfect 100% Score
Human Rights Campaign Corporate Equity index for seventh consecutive year

MSCI	S&P Global	ESG Risk Rating[2]	CSRHub	SSGA	Refinitiv
ESG Rating *August 2023*	ESG Score *Corporate Sustainability Assessment*	*January 2023*	ESG Ranking *January 2024*	R-Factor Score *December 2023*	ESG Combined Score *January 2024*
A	86th percentile	Low Risk	91st percentile	Leader	A- (76/100)
Third consecutive year	*Top among peers[1]*	*Top quartile among peers[1]*	*Top quartile among peers[1]*	*Top 10% among Commercial Banks*	*Top quartile among peers[1]*

For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved

19

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. retail brokered & institutional CDs


$2,250
$2,500
$750
$1,850
$2,050
$3,912
2024
2025
2026
2027
2028
2029 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Period-end as of 12/31/23


7%
39%
54%
Consumer and Small Business Banking
Commercial Banking
Wealth & Asset Management

- Holding company:
  - Holding Company cash as of December 31, 2023: $6.3BN
  - Cash on hand at Holding Company currently sufficient to satisfy all fixed obligations for ~33 months (debt maturities, common and preferred dividends, interest, and other expenses)
  - The Holding Company did not issue or have long-term debt maturities in 4Q23
- Bank entity:
  - The Bank did not issue or have long-term debt maturities in 4Q23
  - Available and contingent borrowing capacity (4Q23):
    - FHLB ~$11.6BN available, ~$17.0BN total
    - Federal Reserve Discount Window ~$39.4BN
    - Federal Reserve BTFP ~$9.2BN

© Fifth Third Bancorp | All Rights Reserved

20

Balance sheet positioning

Commercial loans[1,2]

$20.6BN fixed | $52.2BN variable [1,2]

- 1M based: 49% [6,10]
- 3M based: 7% [6,10]
- Prime & O/N based: 15% [6,10]
- Other based: 1% [6,8,10]
- Weighted avg. life: 1.79 years[1]



4%
8%
16%
72%

C&I	29% Fix | 71% Variable
Coml. mortgage	21% Fix | 79% Variable
Coml. construction	3% Fix | 97% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$38.2BN fixed | $6.2BN variable [1]

- 1M based: 1% [7,10]
- Prime: 12% [7]
- Other based: 2% [7,10,11]
- Weighted avg. life: 3.98 years[1]



4%
15%
34%
9%
38%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	96% Fix | 4% Variable
Home equity	9% Fix | 91% Variable
Other	85% Fix | 15% Variable
Credit card	41% Fix | 59% Variable

Investment portfolio

- 61% allocation to bullet/ locked-out cash flow securities
- AFS yield: 3.08% [4]
- Effective duration of 4.81 [5]
- Net unrealized pre-tax loss: $5.4BN
- 98% AFS [9]



19%
25%
55%

Level 1	86% Fix | 14% Variable
Level 2A	100% Fix | —% Variable
Non-HQLA/Other	85% Fix | 15% Variable

Includes $5BN non-agency CMBS (All super-senior, AAA-rated securities; ~60% WA LTV, ~38% WA credit enhancement)

Long-term debt [3]

$10.3BN fixed | $6BN variable [3]

- SOFR based: 37%
- Weighted avg. life: 3.6 years



11%
8%
16%
65%

Senior debt	53% Fix | 47% Variable
Sub debt	71% Fix | 29% Variable
Auto securiz. proceeds	83% Fix | 17% Variable
Other	97% Fix | 3% Variable

The information above incorporates the impact of $8BN in C&I receive-fixed swaps and ~$6BN fair value hedges associated with long-term debt (receive-fixed swaps)

21

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

Limited non-owner occupied exposure with very strong credit quality

Non-owner occupied CRE represents <10% of total loans

As of 12/31/23


Total Bancorp loans
$118BN

$ billions	$ balance	% of total loans	LTM NCO %	NPLs / loans
Multifamily	$3.3	2.8%	0.00%	0.00%
Hospitality	1.5	1.3	0.00	0.00
Retail	1.3	1.1	0.00	0.00
Office	1.3	1.1	0.00	0.18
Industrial	1.2	1.0	0.00	0.00
Medical Office	0.7	0.6	0.00	0.00
Other	1.5	1.3	(0.09%)	0.04
Total non-owner occupied CRE	$10.7	9.1%	(0.02%)	0.03%

Office CRE portfolio stats

As of 4Q23; Non-owner occupied

		vs. PQ
Average loan commitment	$10.5 million	8%
NCOs / average loans (LTM)	0.00%	—
Delinquencies / loans	0.00%	—
NPL / loans	0.18%	—
Criticized loans / loans	6.1%	0.6%

Additional non-owner occupied office CRE metrics

- Office CRE of $1.3B represents 1.1% of total loans
- LTV range of 55 – 60% at origination; focus on disciplined regional and national clients with longstanding relationships
- Average commit of $10.5MM; conservative underwriting limiting amount of credit extended
- Currently not pursuing new Office CRE originations

Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

22

Continued strong credit quality within portfolios of interest

High quality Shared National Credit portfolio with limited exposure to leveraged lending[1]

$ in billions; as of 12/31/23


$32.9
$2.5
$2.0
Shared National Credits portfolio
Leveraged lending portfolio
Both SNC & leveraged lending

	Shared National Credits portfolio	Leveraged lending portfolio	Both SNC & leveraged lending
As a % of total loans	*28%*	*2%*	*<2%*

Shared National Credits portfolio

- Reduced balances 12% compared to 1Q23
- ~40% of SNC balances are investment grade equivalent borrowers; independently underwrite each transaction
- Lead left / lead right on ~50% of relationships
- Crits, NPA, and NCO rates all consistently below the rest of commercial portfolio over a multi-year period

Leveraged lending portfolio

- Reduced balances 9% compared to 1Q23
- Represents ~2% of total loans in 4Q23 vs. ~8% in 2015
- ~25% of exposures are cov-lite vs. ~90% market average[2]
- ACL of 21% on individually evaluated credits

Both SNC & leveraged lending

- Reduced balances 4% compared to 1Q23
- Industry concentration is well diversified
- 0.00% early stage delinquency ratio

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 42

23

Investment portfolio composition

Total securities portfolio

AFS portfolio; amortized cost basis; as of 12/31/23


Total securities portfolio
$56B
~28% of interest earning assets
Agency CMBS
52%
Non-agency CMBS
9%

CMBS portfolio is AAA-rated

Agency CMBS

- $29BN portfolio
- ~86% in Fannie/Freddie deals risk weighted at 20% and remaining ~14% are GNMA and risk weighted at 0%
- Same financial backing as a standard GSE residential MBS deal; unconditional government guarantee for GNMA and implicit government guarantee for Fannie and Freddie

Non-agency CMBS

- $5BN portfolio
- All positions are super-senior AAA rated with WA credit enhancement of 38%
- Securities are 20% risk-weighted and are pledgeable to the FHLB
- Underlying loans in our structures have a WA LTV of ~60%
- Our credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
  - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations.

24

© Fifth Third Bancorp | All Rights Reserved

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(2.5%)	(4.9%)	(5.0%)	(6.0%)
+100 Ramp over 12 months	(1.3%)	(2.3%)	NA	NA
-100 Ramp over 12 months	0.3%	0.3%	NA	NA
-200 Ramp over 12 months	0.2%	(0.2%)	(5.0%)	(6.0%)

Estimated NII sensitivity at specific betas[2]

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.0%)	(5.7%)	(1.6%)	(3.2%)
+100 Ramp over 12 months	(1.5%)	(2.7%)	(0.8%)	(1.5%)
-100 Ramp over 12 months	0.4%	0.5%	(0.1%)	(0.3%)
-200 Ramp over 12 months	0.4%	0.3%	(0.5%)	(1.4%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.6%)	(6.0%)	(1.5%)	(3.8%)
+100 Ramp over 12 months	(2.3%)	(3.3%)	(0.3%)	(1.3%)
-100 Ramp over 12 months	(0.5%)	(0.4%)	1.1%	1.0%
-200 Ramp over 12 months	(0.6%)	(0.7%)	0.9%	0.3%

Rate Risk models assume ~75% effective up betas and ~65% down betas in our baseline NII sensitivity used in IRR simulations[1,2,3]

- Models are calibrated to performance in prior rate cycles
- Cycle to date, we have outperformed modeled betas
- Additionally, rate risk measures assume no deposit re-pricing lags and $800MM of DDA runoff per 100 bps of rate hikes

As of December 31, 2023:

- 50% of HFI loans were variable rate net of existing hedges (72% of total commercial; 14% of total consumer)
- Short-term borrowings represent approximately 12% of total wholesale funding, or 2% of total funding
- Approximately $11.9 billion in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 42

25

© Fifth Third Bancorp | All Rights Reserved $8 $8 $7 $6 $6 $5 4 $1 $2 $5 $10 $10 $10 $9 $8 $5 $3 $3 $3 $3 $11 $11 $11 $11 $11 $15 $14 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 1Q30 4Q30 2Q31 3Q31 4Q31 Terminated $4BN of CRE cash flow hedges in 4Q23 Cash flow hedges ($3BN @ 2.25% 1- month LIBOR strike)2 Floors and receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual For end note descriptions, see end note summary starting on page 42 26 Floors Forward starting receive-fixed swaps3 Existing receive-fixed swaps4 weighted average receive fixed rate (swaps only) 3.32%3.02%3.02% 3.03% 3.05% 3.17% 3.19% 3.27% 3.29% 3.44% 5 3.02%6

© Fifth Third Bancorp | All Rights Reserved $1.9 $1.1 $1.2 $1.2 $0.8 $0.4 $0.3 $0.5 $0.3 $0.2 $2.3 $1.4 $1.7 $1.5 $1.0 Originations HFS Originations HFI 4Q22 1Q23 2Q23 3Q23 4Q23 $18 $18 $22 $19 $20 $79 $83 $80 $79 $79 $3 $2 ($3) ($2) $2 ($37) ($34) ($40) ($39) ($35) $63 $69 $59 $57 $66 Origination fees and gains on loan sale Gross servicing fees MSR net valuation MSR decay 4Q22 1Q23 2Q23 3Q23 4Q23 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins • Mortgage banking net revenue increased $9 million from the prior quarter, primarily reflecting a decrease in MSR asset decay and an increase in MSR net valuation adjustments • $1.0 billion in originations, down 34% from the prior quarter and down 57% compared to the year-ago quarter; ~83% purchase volume Note: totals shown above may not foot due to rounding $ in billions 0.74% 0.86% 1.05% 1.21% 1.52% 1.71%Gain-on-sale margin Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. Rate lock margin Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. 1.45% 1.82% 27 $63 $69 $59 $57Mortgage banking net revenue $66 1.34% 1.29%

© Fifth Third Bancorp | All Rights Reserved Estimated potential GAAP noninterest income recognition1,2 $ in millions; pre-tax For end note descriptions, see end note summary starting on page 42 Future TRA payment schedule 28 $22 $10 4Q23 4Q24 Actual

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	1Q24	2Q24	3Q24	4Q24
Series H *Floating*[2]	~$13	~$12	~$12	~$11
Series I *Floating*[2]	~$11	~$10	~$10	~$9
Series J *Floating*[2]	~$7	~$6	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	~$40	~$39	~$38	~$36

29

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved $76.8 $77.4 $77.7 $76.4 $74.2 $76.4 $77.2 $76.4 $75.1 $72.7 4Q22 1Q23 2Q23 3Q23 4Q23 4Q22 3Q23 4Q23 NCO ratio1 0.13% 0.34% 0.13% 30-89 Delinquencies 0.14% 0.10% 0.11% 90+ Delinquencies 0.02% 0.00% 0.01% Nonperforming Loans2 0.34% 0.37% 0.45% 30 Portfolio loans and leases $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.4% 0.8% 0.4% (1.8%) (2.8%) 0.8% 1.1% (1.1%) (1.6%) (3.2%) Commercial Portfolio Mix 73% 16% 8% 4% C&I Commercial mortgage Commercial construction Commercial leases Period-endAverage

© Fifth Third Bancorp | All Rights Reserved $57.6 $58.1 $58.1 $57.0 $54.6 $57.2 $57.7 $56.9 $55.8 $53.3 4Q22 1Q23 2Q23 3Q23 4Q23 4Q22 3Q23 4Q23 NCO ratio1 0.14% 0.45% 0.20% 30-89 Delinquencies 0.14% 0.08% 0.09% 90+ Delinquencies 0.02% 0.01% 0.02% Nonperforming Loans2 0.38% 0.47% 0.57% 31 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving line utilization trend3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.8% 0.9% — (2.0%) (4.2%) 1.4% 0.9% (1.4%) (1.9%) (4.5%) 31.1% 33.4% 35.5% 36.8% 37.2% 36.8% 36.9% 35.3% 35.6% 35.3% 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 54%46% 38% 17% 12% 7% 7% 3% 16% 4Q22 3Q23 4Q23 NCO ratio1 0.00% 0.00% (0.07%) 30-89 Delinquencies 0.16% 0.04% 0.09% 90+ Delinquencies 0.00% 0.00% 0.00% Nonperforming Loans2 0.29% 0.11% 0.12% Commercial real estate overview Commercial mortgage Commercial construction Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding $ in billions (0.4%) 2.0% 0.1% (0.5%) 1.2% 0.8% 1.1% 1.7% (0.9%) 1.9% Multifamily OtherRetail Hospitality Office Industrial Home Builder Non-Owner Occupied Owner Occupied Multifamily 20% Retail 19% Hospitality 18% Office 15% Industrial 7% Other 10% Non-owner occupied property type mix $16.4 $16.6 $16.9 $16.8 $17.1 $16.5 $16.8 $16.8 $16.7 $16.9 $5.5 $5.5 $5.5 $5.5 $5.7 $10.9 $11.1 $11.4 $11.2 $11.3 $5.4 $5.5 $5.5 $5.6 $5.6 $11.0 $11.2 $11.3 $11.1 $11.3 Average - Commercial construction Average - Commercial mortgage Period-end - Commercial construction Period-end - Commercial mortgage 4Q22 1Q23 2Q23 3Q23 4Q23 32 Medical Office 11% Balance by occupancy Balance by property type

© Fifth Third Bancorp | All Rights Reserved 17% 17% 64% 4Q22 3Q23 4Q23 NCO ratio1 0.38% 0.53% 0.64% 30-89 Delinquencies 0.57% 0.54% 0.63% 90+ Delinquencies 0.06% 0.06% 0.06% Nonperforming Loans2 0.56% 0.64% 0.73% Weighted average FICO at origination3 765 765 765 Weighted average LTV at origination 78% 78% 78% Total consumer portfolio overview 33 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.5% 1.9% 0.5% (0.7%) (1.4%) 2.0% 1.2% (0.2%) (1.2%) (1.1%) 750+720-749<660 660-719 $44.5 $45.4 $45.6 $45.3 $44.6$45.1 $45.6 $45.5 $45.0 $44.5 4Q22 1Q23 2Q23 3Q23 4Q23 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 13% 15% 69% 4Q22 3Q23 4Q23 NCO ratio1 0.01% 0.00% (0.01%) 30-89 Delinquencies 0.17% 0.12% 0.18% 90+ Delinquencies 0.04% 0.03% 0.04% Nonperforming Loans2 0.70% 0.73% 0.73% Weighted average FICO at origination3 765 764 764 Weighted average LTV at origination 71% 72% 72% Residential mortgage overview 34 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (0.2%) — (0.4%) (0.7%) (1.6%) 0.2% (0.1%) (0.6%) (1.2%) (1.5%) 750+720-749<660 660-719 $17.6 $17.6 $17.5 $17.4 $17.1 $17.6 $17.6 $17.5 $17.3 $17.0 4Q22 1Q23 2Q23 3Q23 4Q23 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 18% 16% 64% $4.0 $4.0 $3.9 $3.9 $3.9 $4.0 $4.0 $3.9 $3.9 $3.9 4Q22 1Q23 2Q23 3Q23 4Q23 4Q22 3Q23 4Q23 NCO ratio1 0.02% 0.03% 0.05% 30-89 Delinquencies 0.74% 0.72% 0.72% 90+ Delinquencies 0.02% 0.00% 0.00% Nonperforming Loans2 1.66% 1.49% 1.46% Weighted average FICO at origination3 767 767 767 Weighted average LTV at origination 67% 67% 67% Home equity overview 35 Portfolio FICO score at origination3 $ in billions Portfolio balances Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.7% (0.5%) (1.7%) (1.0%) 0.2% 1.0% (2.0%) (1.2%) (0.3%) 0.5% 750+720-749<660 660-719 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q22 3Q23 4Q23 NCO ratio1 0.32% 0.47% 0.64% 30-89 Delinquencies 0.86% 0.89% 1.00% 90+ Delinquencies 0.00% 0.00% 0.00% Nonperforming Loans2 0.18% 0.20% 0.24% 79% 21% Auto Specialty lending 21% 17% 61% Indirect secured consumer overview 36 Portfolio FICO score at origination Includes primarily RV & marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding $16.5 $16.6 $16.3 $15.8 $15.1 $16.6 $16.5 $16.1 $15.4 $15.0 4Q22 1Q23 2Q23 3Q23 4Q23 1% (1.3%) 0.4% (1.9%) (3.0%) (4.2%) (0.6%) (0.4%) (2.3%) (4.1%) (3.0%) 750+720-749<660 660-719 Period-endAverage Weighted average FICO at origination 768 768 768 Weighted average LTV at origination 88% 88% 88%

© Fifth Third Bancorp | All Rights Reserved 4Q22 3Q23 4Q23 NCO ratio1 2.85% 3.25% 3.90% 30-89 Delinquencies 1.12% 1.16% 1.13% 90+ Delinquencies 0.96% 1.10% 1.13% Nonperforming Loans2 1.44% 1.76% 1.82% 27% 20% 49% Credit card overview 37 Portfolio FICO score at origination3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 2.2% (0.8%) 0.2% 1.4% 1.2% 5.9% (6.0%) 3.2% (0.1%) 2.6% $1.8 $1.8 $1.8 $1.8 $1.8 $1.9 $1.8 $1.8 $1.8 $1.9 4Q22 1Q23 2Q23 3Q23 4Q23 Weighted average FICO at origination3 743 742 743 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q22 1Q23 2Q23 3Q23 4Q23 Balance, beginning of period $298 $263 $334 $345 $281 Transfers to nonaccrual status 68 121 185 53 93 Transfers to accrual status (5) (1) (58) — — Transfers to held for sale — — (4) (6) — Loan paydowns/payoffs (63) (22) (77) (39) (20) Transfer to OREO — — — — — Charge-offs (36) (33) (35) (72) (30) Draws/other extensions of credit 1 6 — — 2 Balance, end of period $263 $334 $345 $281 $326 4Q22 1Q23 2Q23 3Q23 4Q23 Balance, beginning of period $224 $252 $259 $284 $289 Transfers to nonaccrual status 83 99 122 107 141 Transfers to accrual status (19) (33) (30) (27) (24) Transfers to held for sale — — — — — Loan paydowns/payoffs (19) (22) (23) (28) (26) Transfer to OREO (3) (5) (4) (5) (7) Charge-offs (15) (33) (41) (43) (52) Draws/other extensions of credit 1 1 1 1 2 Balance, end of period $252 $259 $284 $289 $323 NPL1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 42 38 Total NPL $515 $593 $629 $570 $649 Total new nonaccrual loans - HFI $151 $220 $307 $160 $234 Total NPL

4Q23 notable items
Adjusted EPS of $0.99[1]

4Q23 reported EPS of $0.72 included a negative $0.27 impact from the following notable items:

- $224 million pre-tax (~$172 million after-tax[2]) charge related to the FDIC special assessment
- $22 million pre-tax (~$17 million after-tax[2]) charge related to the valuation of the Visa total return swap
- $15 million pre-tax (~$12 million after-tax[2]) charge related to Fifth Third Foundation contribution expense
- $5 million pre-tax (~$4 million after-tax[2]) charge related to a restructuring severance expense
- $17 million tax benefit associated with resolution of certain acquisition related tax matters

39

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 40 Fifth Third Bancorp and Subsidaries For the Three Months Ended For the Year Ended $ and shares in millions December September June March December (unaudited) 2023 2023 2023 2023 2022 2023 Net income (U.S. GAAP) (a) $530 $660 $601 $558 $737 $2,349 Net income (U.S. GAAP) (annualized) (b) $2,103 $2,618 $2,411 $2,263 $2,924 $2,349 Net income available to common shareholders (U.S. GAAP) (c) $492 $623 $562 $535 $699 $2,212 Add: Intangible amortization, net of tax 8 8 8 9 10 34 Tangible net income available to common shareholders (d) $500 $631 $570 $544 $709 $2,246 Tangible net income available to common shareholders (annualized) (e) $1,984 $2,503 $2,286 $2,206 $2,813 $2,246 Net income available to common shareholders (annualized) (f) $1,952 $2,472 $2,254 $2,170 $2,773 $2,212 Average Bancorp shareholders' equity (U.S. GAAP) (g) $17,201 $17,305 $18,344 $17,977 $16,857 $17,704 Less: Average preferred stock (h) (2,116) (2,116) (2,116) (2,116) (2,116) (2,116) Average goodwill (4,919) (4,919) (4,919) (4,915) (4,925) (4,918) Average intangible assets and other servicing rights (130) (141) (152) (163) (176) (146) Average tangible common equity (i) $10,036 $10,129 $11,157 $10,783 $9,640 $10,524 Less: Average accumulated other comprehensive income ("AOCI") 6,244 5,835 4,480 4,442 5,386 5,257 Average tangible common equity, excluding AOCI (j) $16,280 $15,964 $15,637 $15,225 $15,026 $15,781 Adjustments (pre-tax items) FDIC special assessment 224 — — — — 224 Valuation of Visa total return swap 22 10 30 31 38 93 Fifth Third Foundation contribution 15 — — — — 15 Restructuring severance expense 5 — 12 12 — 29 Branch impairment charges — — — — 6 — Adjustments - after-tax1 (k) $205 $8 $32 $33 $34 $278 Adjustments (tax related items) Tax benefit associated with resolution of certain acquisition related tax matters (17) — — — (15) (17) Adjustments (tax related items) (l) (17) — — — (15) (17) Adjusted net income [(a) + (k)+ (l)] $718 $668 $633 $591 $756 $2,610 Adjusted net income (annualized) (m) $2,849 $2,650 $2,539 $2,397 $2,999 $2,610 Adjusted net income available to common shareholders [(c) + (k) + (l)] $680 $631 $594 $568 $718 $2,473 Adjusted net income available to common shareholders (annualized) (n) $2,698 $2,503 $2,383 $2,306 $2,849 $2,473 Adjusted tangible net income available to common shareholders [(d) + (k) + (l)] 688 $639 $602 $577 $728 $2,507 Adjusted tangible net income available to common shareholders (annualized) (o) $2,730 $2,535 $2,415 $2,340 $2,888 $2,507 Average assets (p) $214,057 $208,385 $206,079 $205,084 $206,017 $208,426 Metrics: Return on assets (b) / (p) 0.98% 1.26% 1.17% 1.10% 1.42% 1.13% Adjusted return on assets (m) / (p) 1.33% 1.27% 1.23% 1.17% 1.46% 1.25% Return on average common equity (f) / [(g) + (h)] 12.9% 16.3% 13.9% 13.7% 18.8% 14.2% Adjusted return on average common equity (n) / [(g) + (h)] 17.9% 16.5% 14.7% 14.5% 19.3% 15.9% Return on average tangible common equity (e) / (i) 19.8% 24.7% 20.5% 20.5% 29.2% 21.3% Adjusted return on average tangible common equity (o) / (i) 27.2% 25.0% 21.6% 21.7% 30.0% 23.8% Adjusted return on average tangible common equity, excluding AOCI (o) / (j) 16.8% 15.9% 15.4% 15.4% 19.2% 15.9% Non-GAAP reconciliation

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries

$ and shares in millions (unaudited)	For Three Months Ended December 2023	September 2023	June 2023	March 2023	December 2022	For the Year Ended 2023
Average interest-earning assets (a)	**$198,166**	**$192,216**	**$189,060**	**$187,407**	**$187,640**	**$191,743**
Net interest income (U.S. GAAP) (b)	$1,416	$1,438	$1,457	$1,517	$1,577	$5,827
Add: Taxable equivalent adjustment	7	7	6	5	5	25
Net interest income (FTE) (c)	**$1,423**	**$1,445**	**$1,463**	**$1,522**	**$1,582**	**$5,852**
Net interest income (FTE) (annualized) (d)	**$5,646**	**$5,733**	**$5,868**	**$6,173**	**$6,276**	**$5,852**
Noninterest income (U.S. GAAP) (e)	**$744**	**$715**	**$726**	**$696**	**$735**	**$2,881**
Valuation of Visa total return swap	22	10	30	31	38	93
Branch impairment charges	—	—	—	—	6	—
Adjusted noninterest income (f)	**$766**	**$725**	**$756**	**$727**	**$779**	**$2,974**
Add: Securities (gains)/losses	(15)	7	(7)	(4)	(2)	(18)
Adjusted noninterest income, (excl. securities (gains)/losses)	**$751**	**$732**	**$749**	**$723**	**$777**	**$2,956**
Noninterest expense (U.S. GAAP) (g)	**$1,455**	**$1,188**	**$1,231**	**$1,331**	**$1,218**	**$5,205**
FDIC Special Assesment	(224)	—	—	—	—	(224)
Fifth Third Foundation contribution	(15)	—	—	—	—	(15)
Restructuring severance expense	(5)	—	(12)	(12)	—	(29)
Adjusted noninterest expense (h)	**$1,211**	**$1,188**	**$1,219**	**$1,319**	**$1,218**	**$4,937**
Metrics:						
Revenue (FTE) (c) + (e)	**2,167**	**2,160**	**2,189**	**2,218**	**2,317**	**8,733**
Adjusted revenue (c) + (f)	**2,189**	**2,170**	**2,219**	**2,249**	**2,361**	**8,826**
Pre-provision net revenue [(c) + (e) - (g)]	**712**	**972**	**958**	**887**	**1,099**	**3,528**
Adjusted pre-provision net revenue [(c) + (f) - (h)]	**978**	**982**	**1,000**	**930**	**1,143**	**3,889**
Net interest margin (FTE) (d) / (a)	**2.85%**	**2.98%**	**3.10%**	**3.29%**	**3.35%**	**3.05%**
Efficiency ratio (FTE) (g) / [(c) + (e)]	**67.2%**	**55.0%**	**56.2%**	**60.0%**	**52.6%**	**59.6%**
Adjusted efficiency ratio (h) / [(c) + (f)]	**55.3%**	**54.7%**	**54.9%**	**58.6%**	**51.6%**	**55.9%**

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

41

© Fifth Third Bancorp | All Rights Reserved 42 Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 40 and 41 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Includes taxable and tax-exempt securities. Slide 9 end notes 1. Insured by FDIC product type. 2. Data sourced from S&P Global Market Intelligence with deposits per branch capped at $250MM per June 2023 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share. 3. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 4. Pro-forma mix including the impact of the MB acquisition Slide 10 end notes 1. Excludes HFS loans. 2. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 11 end notes 1. 4Q23 commercial and consumer portfolio make up ~$109M and ~$57M, respectively, of the total reserve for unfunded commitment. Slide 12 end notes 1. Current period regulatory capital ratios are estimated. Slide 13 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 12/31/2023 portfolio utilizing the implied forward curve as of 12/31/2023 Slide 14 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 15 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes 43 Slide 18 end notes Data is for fiscal year 2022, unless otherwise noted. 1. Data is through 12/31/2023 2. Three-year $2.8BN commitment to Accelerate Racial Equity, Equality and Inclusion initiative timeframe is from 1/1/21 - 12/31/23 3. Three-year $180MM Empowering Black Futures Neighborhood Investment Program is from 6/1/21 - 11/30/23 4. Data is as of 1/8/24, in terms of ethnicity or gender. 5. For Scope 1, Scope 2 and business travel under Scope 3 emissions. 6. Sustainable Bond Report can be found at https://ir.53.com/esg/Sustainable-Bonds 7. 1/12/2023 - 9/30/2023. 8. 1/1/2023 - 12/31/2023. Slide 19 end notes 1. Peer Group comprises of Fifth Third's board approved peers. 2. From leading third party ESG data provider. Slide 21 end notes Note: Data as of 12/31/2023. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $8B of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps; Excludes forward starting swaps & floors; Excludes$3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Fifth Third had $5.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. Yield of the 4Q23 weighted average taxable and non-taxable (tax equivalent) available for sale portfolio. 5. Effective duration taxable and non-taxable available for sale portfolio. 6. As a percent of total commercial. 7. As a percent of total consumer. 8. Includes 12M term, 6M term, and Fed Funds based loans. 9. Excludes equity securities. 10. Term points include SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 11. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 23 end notes 1. Highly monitored leverage lending definition: commitments > $5M and > 3x Senior Debt; 4x total debt (with limited industry variations) 2. Source: Pitchbook LCD quarterly data Slide 25 end notes Note: Data as of 12/31/23; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% 3. Forecasted deposit migration from low-beta deposit products to more rate-sensitive deposit products in the rising rate scenarios contribute additional beta of 5%-15% Slide 26 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Effective July 1, 2023 the rate index transitioned from 1-month LIBOR to compound SOFR + 11.448 bps 3. Forward starting swaps are receive fixed / pay compound SOFR + 11.448 bps 4. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 5. $3BN floors mature on 12/16/2024. 6. Reflects the weighted average receive fixed rate (swaps only) as of 12/31/23

© Fifth Third Bancorp | All Rights Reserved Slide 28 end notes 1. Assumes FIS will have sufficient taxable income to utilize TRA related deductions and have a marginal tax rate of 25%. 2. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures Slide 29 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 35 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 36 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 44 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Slide 37 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 38 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 39 end notes 1. Average diluted common shares outstanding (thousands); 687,729; all adjusted figures are non-GAAP measures; see reconciliation on pages 40 and 41 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. Slide 40 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. Slide 41 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 45 Earnings presentation end notes